Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-73376, 333-04295, 333-41768, and 333-88914 on Form S-8 and Registration Statement Nos. 33-92218, 333-47041, 333-90395, 333-62830, 333-97831, 333-104882, 333-108947, and 333-131092 on Form S-3 of our report dated February 28, 2008, relating to the consolidated financial statements and financial statement schedules of CBL & Associates Properties, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share Based Payment and the adoption of SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements), and our report dated February 28, 2008 on the effectiveness of CBL & Associates Properties, Inc.’s internal control over financial reporting, appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of CBL & Associates Properties, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

February 28, 2008